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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    November 11, 1999
                                                  ------------------------------


                            ILLINOIS TOOL WORKS INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

         1-4797                                           36-1258310
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(Commission File Number)                       (IRS Employer Identification No.)

                 3600 West Lake Avenue, Glenview, Illinois 60025
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               (Address of principal executive offices) (Zip Code)

                                 (847) 724-7500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

Employment Agreements

         On November 11, 1999, James M. Ringler, Chairman of the Board, Chief Executive Officer and President of Premark International, Inc. ("Premark"), agreed to the terms of his going-forward employment relationship with Illinois Tool Works Inc. ("ITW"). Premark has agreed to merge with a wholly owned subsidiary of ITW pursuant to an Agreement and Plan of Merger, dated as of September 9, 1999, among Premark, ITW and CS Merger Sub Inc. (the "Merger"). Mr. Ringler agreed to accept $4,000,000 in lieu of amounts that would have been payable to him under his employment agreement with Premark had he chosen to terminate employment following the Merger. His initial annual base salary with ITW will be $750,000 and he will have annual incentive opportunities comparable to similarly situated employees of ITW. Mr. Ringler will receive a payment of $1,500,000 in recognition that ITW does not maintain a long-term incentive plan similar to the plan maintained by Premark and in consideration for his agreement to remain employed with ITW at least through a transition period, which shall not exceed one year. Provided that he remains employed through this transition period, Mr. Ringler will receive ten years of pension benefit accrual service for his pre-Merger service with Premark as well as pension benefit accrual service for his service with ITW. The foregoing amount will be offset by the actual benefits accrued after the Merger date under any pension plan maintained by ITW or any of its subsidiaries, including Premark. Mr. Ringler also agreed on November 11, 1999 to enter into a noncompetition agreement with ITW, for which he will receive $7,160,000. The term of this noncompetition agreement is through Mr. Ringler's period of employment and for twenty-four months thereafter.

         On November 12, 1999, William Reeb, president of Wilsonart, a subsidiary of Premark, also agreed to the terms of his employment relationship with ITW. Mr. Reeb will receive $1,110,000 in lieu of amounts that would have been payable to him under his employment agreement with Premark had he chosen to terminate employment following the Merger. His initial annual base salary with ITW will be $380,000 and he will have annual incentive opportunities comparable to similarly situated employees of ITW. Mr. Reeb also agreed on November 12, 1999 to enter into a noncompetition agreement, for which he will receive $3,135,000. The term of this noncompetition agreement is through Mr. Reeb's period of employment and for twenty-four months thereafter.

Competition Law Clearances

         The requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act related to the Merger expired on October 24, 1999. Certain other non-U.S. competition law clearances must be obtained prior to the closing of the Merger.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.     Exhibit
-----------     -------


  10.1 Letter of Understanding, dated November 11, 1999, by and between James M. Ringler and Illinois Tool Works Inc.

  10.2 Executive Noncompetition Agreement, dated November 11, 1999, by and between James M. Ringler and Illinois Tool Works Inc.

  10.3 Letter of Understanding, dated November 12, 1999, by and between William Reeb and Illinois Tool Works Inc.

  10.4 Executive Noncompetition Agreement, dated November 12, 1999, by and between William Reeb and Illinois Tool Works Inc.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        ILLINOIS TOOL WORKS INC.




Date:     November 12, 1999             By: /s/ Stewart S. Hudnut
                                           --------------------------------
                                           Name:  Stewart S. Hudnut
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary



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                                  EXHIBIT INDEX

Exhibit No.     Exhibit
-----------     -------

  10.1 Letter of Understanding, dated November 11, 1999, by and between James M. Ringler and Illinois Tool Works Inc.

  10.2 Executive Noncompetition Agreement, dated November 11, 1999, by and between James M. Ringler and Illinois Tool Works Inc.

  10.3 Letter of Understanding, dated November 12, 1999, by and between William Reeb and Illinois Tool Works Inc.

  10.4 Executive Noncompetition Agreement, dated November 12, 1999, by and between William Reeb and Illinois Tool Works Inc.



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